[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Health Care Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             5,889,484         19.38


     Class B      0                 0.00             5,051,196         18.47


     Class C      0                 0.00             2,958,445         18.46


     Class I      0                 0.00             550,765  19.70





     Evergreen Utility Telecommunications Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      8,785,304         0.41             21,916,365        12.03


     Class B      1,936,093         0.33             5,545,968         12.03


     Class C      608,498  0.33             2,211,437         12.04


     Class I      201,022  0.44             595,426  12.04